Exhibit 2.2

               List of Schedules Omitted from the Merger Agreement
                          Included as Exhibit 2.1 Above

Pursuant to Regulation S-K, Item 601(b)(2), the Schedules to the Merger Agreement included as Exhibit 2.1 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

1st State Bancorp, Inc. Disclosure Schedules
--------------------------------------------

Section           Heading
-------           -------

4.5               Absence of Undisclosed Liabilities
4.10(e)           Environmental Matters
4.10(g)           Environmental Matters
4.11(a)           Compliance With Laws
4.13(a)           Employee Benefit Plans
4.13(g)           Employee Benefit Plans
4.13(h)           Employee Benefit Plans
4.13(i)           Employee Benefit Plans
4.14              Material Contracts
4.15              Legal Proceedings
4.28              Related Party Transactions
4.29              Commissions
6.1(a)(vi)        Covenants
6.3(i)            Covenants

Capital Bank Corporation Disclosure Schedules
---------------------------------------------

Section           Heading
-------           -------

5.3               Buyer's Stock; Subsidiaries
5.4               SEC Filings; Buyer Financial Statements
5.5               Absence of Undisclosed Liabilities
5.11              Commissions
5.12              Tax Matters